PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
July 28, 2011		(804) 217-5897

DYNEX CAPITAL, INC. REPORTS SECOND QUARTER
DILUTED EPS OF $0.34 AND BOOK VALUE
PER COMMON SHARE OF $9.59

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported diluted earnings per common share of $0.34 for the second quarter of 2011 versus $0.38 diluted earnings per common share for the second quarter of 2010. The Company also reported book value per common share of $9.59 at June 30, 2011 versus $9.51 at March 31, 2011 and $9.64 at December 31, 2010. Other highlights for the quarter include:

•
Fully invested the remaining proceeds from the March 2011 capital raise of $94.8 million, increasing the investment portfolio to $2,591.1 million at June 30, 2011 versus $2,279.6 million at March 31, 2011;

•	Earned net interest income of $15.0 million for the second quarter of 2011 versus $7.9 million for the same period in 2010 and $12.7 million in the first quarter of 2011;

•	Generated a net interest spread of 2.45% for the second quarter of 2011 versus 2.75% for the same period in 2010 and 2.68% for the first quarter of 2011;

•	Investment portfolio at June 30, 2011 is composed of 84% Agency MBS and 11% non-Agency MBS with 87% of the Agency MBS in Hybrid ARMs and ARMS and 13% in CMBS;

•	Declared a $0.27 dividend per share to common shareholders for the quarter for an annualized dividend yield of 11.2% based on the June 30, 2011 closing stock price of $9.68;

•	Generated an annualized return on average equity for the second quarter of 2011 of 14.2% and an annualized return on equity of 14.0% based on the June 30, 2011 closing price of $9.68; and

•	Increased overall leverage to 5.9 times equity capital at June 30, 2011 from 5.2 times at March 31, 2011 and 4.6 times at December 31, 2010.
As previously announced, the Company's quarterly conference call to discuss the second quarter results is today, July 28, 2011 at 11:00 a.m. ET. Interested investors may access the call by dialing 1-877-317-6789 or by webcast over the internet at www.dynexcapital.com through a link provided under “Investor Relations/IR Highlights.”
Thomas Akin, Chairman and Chief Executive Officer, commented, “We invested the remaining proceeds from our March 2011 capital raise during the second quarter and stand fully invested at June 30, 2011. Our overall leverage is now at 5.9 times equity capital, which is within our target leverage range. Most of the investment activity during the second quarter was in Hybrid Agency ARMs and consequently the investment portfolio is now more heavily weighted to Agency MBS versus our targeted mix of 60% Agency and 40% non-Agency investments. We have recently seen attractive risk-adjusted opportunities in non-Agency investments and expect to deploy capital in these investments over the balance of the year as we move toward our targeted investment mix. That said, we are pleased with the investments we added during the second quarter given our strong earnings and growth in book value per common share during the quarter. Our net interest spread is a solid 2.45%, our leverage is at our target, and our portfolio remains extremely high quality with 94% either Agency or 'AAA'-rated.”
Results of Operations
Net interest income increased to $15.0 million for the second quarter of 2011 versus $7.9 million for the second quarter of 2010. Most of the increase is attributable to growth in average interest earning investments to $2,357.3 million for the second quarter of 2011 from $941.0 million for the second quarter of 2010, partially offset by a decline in the yield on interest earning assets. Amortization of investment purchase premium for the second quarter of 2011 was $6.6 million versus $1.9 million for the second quarter of 2010 and $3.9 million for the first quarter of 2011, reflecting the growing investment portfolio and the higher cost basis of recently added Agency MBS.
Net portfolio interest spread for the second quarter of 2011 was 2.45% versus 2.75% for the second quarter of 2010 and 2.68% for the first quarter of 2011. The net portfolio interest spread of 2.45% is the difference between the yield on the Company's interest-earning investment portfolio of 3.61% and its cost of funds of 1.16%. The net portfolio interest spread has decreased from prior quarters as a result of the overall decline in investment yields due to the addition of lower yielding Hybrid Agency ARMs to the investment portfolio with proceeds from the Company's capital raise in March 2011. During the second quarter of 2011 the yield on these investments was 3.18%. Cost of funds declined 6 basis points for the second quarter of 2011 compared to the first quarter of 2011 from continued improvement in repurchase agreement borrowing costs.
Gain on sale of investments for the second quarter of 2011 of $0.7 million resulted primarily from the sale of short-reset Agency Hybrid ARMs with a par value of $30.8 million. The Company selectively sold these lower yielding investments and redeployed the proceeds in higher yielding non-Agency investments.
Agency MBS Investments
During the quarter, the Company purchased $432.9 million in Hybrid Agency ARMS with a weighted average coupon of 5.07%, a weighted average months-to-reset of 49 months, and weighted average purchase price of 106.8 as of June 30, 2011. The Company also purchased $24.2 million in CMBS I/O's during the second quarter.
Bryon Boston, Chief Investment Officer, stated, "With respect to Agency RMBS, we continue to believe that the long-term structural shift in the mortgage market toward tighter underwriting standards has reduced the probability of an extreme prepayment event, thus improving the risk-return profile of these securities."
As of June 30, 2011, the Company had $1,566.9 million in Hybrid Agency ARMs with a weighted average months-to-reset of 40 months, $339.4 million in Agency ARMs with a weighted average months-to-reset of 8 months, and $275.6 million in fixed rate Agency CMBS. The Company's Agency MBS at June 30, 2011 consisted of $1,541.2 million in Fannie Mae Agency MBS and $640.7 million in Freddie Mac Agency MBS. The following table summarizes certain information about the Company's Agency MBS investments for the periods presented:

(amounts in thousands)	Quarter ended June 30, 2011	Quarter ended March 31, 2011	Quarter ended June 30, 2010
Weighted average annualized yield for the period	3.17%	3.32%	3.45%
Weighted average annualized cost of funds including interest rate swaps for the period	(0.81)%	(0.87)%	(0.63)%
Net interest spread for the period	2.36%	2.45%	2.82%
Average balance for the period	$1,966,814	$1,377,160	$559,789
CPR for the period	23.2%	21.9%	33.9%
Weighted average coupon	4.65%	4.59%	4.58%
Weighted average months-to-reset on ARMs and Hybrid ARMs, period end	35	32	19
Amortized cost (as a % of par), period end
Agency RMBS	105.7%	105.0%	104.7%
Agency CMBS (excluding IOs)	108.8%	109.0%	109.8%
Weighted average repurchase agreement original term to maturity (days), period end	50	50	45

Non-Agency Investments
As of June 30, 2011, the fair value of the Company's non-Agency CMBS and RMBS was $266.8 million and $10.4 million, respectively. Below is certain information about the Company's non-Agency MBS and securitized mortgage loan portfolio as of and for the quarter ended June 30, 2011:

(amounts in thousands)	CMBS	RMBS	Securitized loans
Principal balance	$250,817	$11,561	$129,049
Amortized cost basis, net of reserves	$253,853	$10,513	$130,925
Average balance for the period, amortized cost	$238,562	$12,671	$138,137
Weighted average annualized yield for the period	6.03%	6.23%	5.51%
Weighted average annualized cost of funds	(3.16)%	(1.19)%	(3.27)%
Net interest spread for the period	2.87%	5.04%	2.24%
Amortized cost (excluding reserves) as a % of par	97.1%	90.9%	100.4%
Percentage 'AAA' and 'AA'-rated	75.7%	43.5%	62.0%
Percentage below 'AA'-rated	24.3%	56.5%	38.0%
Seriously delinquent loans (loans 60+ days past due) in the Company's securitized mortgage loan portfolio totaled $25.2 million as of June 30, 2011, $24.6 million as of March 31, 2011, and $17.7 million as of December 31, 2010. Three seriously delinquent commercial loans totaling $2.4 million were liquidated during the second quarter of 2011 at no additional loss to the Company after consideration of the associated allowance for loan losses. In addition, three seriously delinquent commercial loans were liquidated subsequent to the end of the second quarter with a total combined unpaid principal balance of $4.9 million. As of June 30, 2011, the allowance for loan losses was $3.3 million for the Company's securitized mortgage loan portfolio.

Hedging Activities
During the second quarter of 2011, the Company entered into $135 million of pay-fixed interest rate swaps with an average rate of 1.20% and original weighted average maturity of 41 months. As of June 30, 2011, the Company had a total of $1,007 million in pay-fixed interest rate swaps with a weighted average rate of 1.57% and a weighted average remaining maturity of 38 months. Of this amount, $27 million are considered trading instruments and have a weighted average rate of 2.88% and weighted average remaining maturity of 63 months and are intended to offset market value changes of Agency CMBS with a par value of $22.5 which are also designated as trading instruments. The remaining interest rate swaps are being used to hedge the Company's exposure to changes in LIBOR for its repurchase agreement borrowings.
Shareholders' Equity and Book Value per Common Share
Shareholders' equity was $386.9 million as of June 30, 2011 versus $383.5 million at March 31, 2011 and $292.4 million as of December 31, 2010. The Company's common shares outstanding at June 30, 2011 were 40,343,159 versus 40,318,159 at March 31, 2011 and 30,342,897 at December 31, 2010.
The following table summarizes the allocation of the Company's shareholders' equity as of June 30, 2011 and the net earnings contribution for the quarters indicated to each component of the Company's balance sheet:

(amounts in thousands)	Asset Carrying Basis	Associated Financing(1)/Liability Carrying Basis	Allocated Shareholders' Equity	% of Shareholders' Equity	2Q11 Net Interest Income Contribution	1Q11 Net Interest Income Contribution
Agency RMBS	$1,906,300	$1,728,495	$177,805	46.0%	$10,099	$7,977
Agency CMBS	275,550	192,652	82,898	21.4%	1,597	1,268
Non-Agency RMBS	10,442	7,693	2,749	0.7%	165	167
Non-Agency CMBS	266,753	218,442	48,311	12.5%	2,002	1,931
Securitized mortgage loans (2)	130,925	91,950	38,975	10.1%	940	1,101
Other investments (2)	1,127	—	1,127	0.3%	29	33
Derivative instruments(3)	432	13,295	(12,863)	(3.3)%	—	—
Cash and cash equivalents	33,975	—	33,975	8.8%	1	4
Other assets/other liabilities	31,199	17,316	13,883	3.6%	—	—
	$2,656,703	$2,269,843	$386,860	100.0%	$14,833	$12,481

(1)
Associated financing for investments includes repurchase agreements, securitization financing issued to third parties and TALF financing (the latter two of which are presented on the Company's balance sheet as “non-recourse collateralized financing”). Associated financing for hedging instruments represents the fair value of the interest rate swap agreements in a liability position.

(2)	Net interest income contribution amount is after provision for loan losses.

(3)
Net interest income contribution from derivative instruments designated as hedges of repurchase agreement financing is included within net interest income contribution amounts for Agency RMBS, Agency CMBS, and non-Agency CMBS. Derivative instruments designated as trading do not have an effect on net interest income as changes in their fair value are included on the statement of income in “fair value adjustments, net”.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis.  The Company invests in Agency and non-Agency RMBS and CMBS.  The Company also has investments in securitized single-family residential and commercial mortgage loans originated by the Company from 1992 to 1998.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

Note: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, our future investment strategies, our future leverage levels and financing strategies, and the expected performance of our investment portfolio and certain of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including the ongoing volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government policy, the impact of regulatory changes, including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the full impacts of which are unknown at this time, and the impact of Section 404 of the Sarbanes-Oxley Act of 2002. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed with and furnished to the Securities and Exchange Commission.

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DYNEX CAPITAL, INC.
Consolidated Balance Sheets
(Thousands except per share data)

	June 30, 2011	December 31, 2010
ASSETS	(unaudited)
Agency MBS	$2,181,850	$1,192,579
Non-Agency MBS	277,195	267,356
Securitized mortgage loans, net	130,925	152,962
Other investments, net	1,127	1,229
	2,591,097	1,614,126
Cash and cash equivalents	33,975	18,836
Derivative assets	432	692
Principal receivable on investments	14,402	3,739
Accrued interest receivable	11,380	6,105
Other assets, net	5,417	6,086
Total assets	$2,656,703	$1,649,584
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$2,133,249	$1,234,183
Non-recourse collateralized financing	105,983	107,105
Derivative liabilities	13,295	3,532
Accrued interest payable	1,437	1,079
Accrued dividends payable	10,893	8,192
Other liabilities	4,986	3,136
Total liabilities	2,269,843	1,357,227

Shareholders’ equity:
Common stock, par value $.01 per share, 100,000,000 shares authorized; 40,343,159 and 30,342,897 shares issued and outstanding, respectively	403	303
Additional paid-in capital	633,969	538,304
Accumulated other comprehensive income	6,699	10,057
Accumulated deficit	(254,211)	(256,307)
Total shareholders' equity	386,860	292,357
Total liabilities and shareholders’ equity	$2,656,703	$1,649,584

Book value per common share	$9.59	$9.64

DYNEX CAPITAL, INC.
Consolidated Statements of Operations
(Thousands except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Interest income:
Agency MBS	$15,244	$4,610	$26,762	$9,478
Non-Agency MBS	3,830	3,741	7,521	6,241
Securitized mortgage loans	1,961	3,355	4,180	6,978
Other investments	29	32	62	64
Cash and cash equivalents	1	2	5	5
	21,065	11,740	38,530	22,766
Interest expense:
Repurchase agreements	4,760	1,362	8,188	2,625
Non-recourse collateralized financing	1,272	2,446	2,578	5,013
	6,032	3,808	10,766	7,638
Net interest income	15,033	7,932	27,764	15,128
Provision for loan losses	(200)	(150)	(450)	(559)
Net interest income after provision for loan losses	14,833	7,782	27,314	14,569
Gain on sale of investments, net	742	716	742	794
Fair value adjustments, net	132	71	5	153
Other income, net	142	555	186	1,224
General and administrative expenses:
Compensation and benefits	(1,209)	(870)	(2,341)	(1,842)
Other general and administrative	(1,046)	(987)	(2,032)	(2,094)
Net income	13,594	7,267	23,874	12,804
Preferred stock dividends	—	(1,003)	—	(2,005)
Net income to common shareholders	$13,594	$6,264	$23,874	$10,799
Weighted average common shares:
Basic	40,333	15,122	36,763	14,668
Diluted	40,334	19,347	36,765	18,893
Net income per common share:
Basic	$0.34	$0.41	$0.65	$0.74
Diluted	$0.34	$0.38	$0.65	$0.68
Dividends declared per common share	$0.27	$0.23	$0.54	$0.46